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FOR IMMEDIATE RELEASE

Contact:  Nigel Ekern
          Clarus Corporation
          203/302-2000
          nekern@claruscorp.com

         CLARUS ANNOUNCES THE CLOSING OF ELECTRONIC COMMERCE ASSET SALE

    STOCKHOLDER ENDORSEMENT OF ASSET REDEPLOYMENT STRATEGY ALLOWS COMPANY TO
                   CONTINUE PUSH TO ENHANCE STOCKHOLDER VALUE

     ATLANTA, GA., DECEMBER 6, 2002 - Clarus Corporation (NASDAQ: CLRS) announced today that it completed the sale of substantially all of its electronic commerce business to Epicor Software Corporation, a provider of integrated enterprise and eBusiness software solutions for midmarket companies, for $1.0 million in cash. Separately, Clarus continues to make progress toward the sale of the assets related to its Cashbook product to an employee group headquartered in Limerick, Ireland, representing substantially all of the remainder of the Company's electronic commerce operations.

Upon the closing of the Epicor transaction, Warren B. Kanders assumed the position of Executive Chairman of the Board of Directors, Stephen P. Jeffery ceased to serve as Chief Executive Officer and Chairman of the Board, and James
J. McDevitt ceased to serve as Chief Financial Officer and Corporate Secretary. Mr. Jeffery has, however, agreed to continue to serve on the Board of Directors and serve the Company in a consulting capacity for a period of three years. Also, Said Mohammadioun resigned his position as a Director of the Company. In addition, the Board of Directors of the Company appointed Nigel P. Ekern as Chief Administrative Officer to oversee the interim operations of Clarus and to assist with the Company's asset redeployment strategy.

Mr. Kanders stated: "The completion of the sale of our electronic commerce business continues our efforts to reposition Clarus' business in order to enhance stockholder value." Mr. Kanders continued: "We are pleased that the Company's stockholders have

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again endorsed the Company's strategy of redeploying its assets through an acquisition of, or merger with, an operating business and the use of our substantial cash, other non-operating assets and our publicly-traded stock to seek new opportunities. The disposition of the Company's electronic commerce assets is expected to limit our operating losses and cash expenditure rate and allow the Company to focus on using its assets to increase stockholder value." As previously reported, as of September 30, 2002, the Company's balance of cash and marketable securities was $102.6 million. As part of the redeployment strategy, the Company is relocating its corporate headquarters to Greenwich, CT.

Mr. Kanders added "We would like to thank the outgoing management team for their efforts in bringing this transaction to a close, transferring the e-commerce and procurement business to Epicor and enabling a smooth transition for both Epicor and Clarus."

Morgan Joseph & Co. Inc., a New York based investment banking firm serving middle market companies, retained by the Company to assist in implementing the asset redeployment strategy, is in the process of identifying suitable merger partners or acquisition candidates.

The closing of the sale to Epicor followed a special meeting of stockholders in which stockholders approved the sale transaction as well as: 1) the reimbursement of expenses incurred by Warren B. Kanders on behalf of himself, Burtt Ehrlich, and Nicholas Sokolow in connection with their successful solicitation of proxies; and 2) the elimination of the classification of the Company's Board of Directors.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash and cash-equivalent assets to enhance shareholder value.

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This release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange 1934. Information in this release includes our plans, beliefs, hopes, expectations, intentions and strategies relating to our future results. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks, including our planned effort to redeploy our assets to enhance stockholder value following the completion of the transaction with Epicor. All forward-looking statements contained in this release are based on information available as of the date of this release and we assume no obligation to update the forward-looking statements contained herein.